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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81444) pertaining to the Incentive Compensation Stock Plan of ProAssurance Corporation of our report dated February 22, 2002, with respect to the consolidated financial statements and schedules of ProAssurance Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


/s/Ernst & Young LLP
Birmingham, Alabama
March 26, 2002